As filed with the Securities and Exchange Commission on June 9, 2021.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genius Sports Limited

(Exact name of registrant as specified in its charter)

Island of Guernsey	7990	98-1583958
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Genius Sports Group

9th Floor, 10 Bloomsbury Way

London, WC1A 2SL

Telephone: +44 (0) 20 7851 4060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi, Esq.

Puglisi & Associates

850 Library Avenue #204

Newark, Delaware 19711

Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, P.C. Ross M. Leff, P.C. Aaron M. Schleicher Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: (212) 446-4800	Joel L. Rubinstein Jonathan P. Rochwarger Elliott M. Smith White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Telephone: (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-256882

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Ordinary Shares, par value $0.01 per share	2,300,000	$19.00	$43,700,000	$4,768

(1)

Represents only the additional number of Ordinary Shares being registered, and includes 300,000 additional Ordinary Shares that the underwriters have the option to purchase. Does not include the Ordinary Shares that the Registrant previously registered on the Registration Statement on Form F-1, as amended (File No. 333-256882).

(2)

The Registrant previously registered Ordinary Shares having a proposed maximum aggregate offering price of $474,950,000 on its Registration Statement on Form F-1, as amended (File No. 333-256882), which was declared effective by the Securities and Exchange Commission on June 9, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of Ordinary Shares having a proposed maximum offering price of $19.00 is hereby registered, which includes Ordinary Shares issuable upon the exercise of the underwriters’ option to purchase additional Ordinary Shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form F-1 is being filed with respect to the registration of 2,300,000 additional ordinary shares, par value $0.01 per share, which includes 300,000 additional ordinary shares that the underwriters have the option to purchase, of Genius Sports Limited, a noncellular company limited by shares incorporated and registered under the laws of the Island of Guernsey (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form F-1. This Registration Statement relates to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-256882) (the “Prior Registration Statement”), initially filed by the Registrant on June 8, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on June 9, 2021. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form F-1 (SEC File No. 333-256882) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1*	Opinion of Carey Olsen (Guernsey) LLP as to the validity of Genius Sports Limited’s ordinary shares.

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Maven Topco Limited.

23.2*	Consent of Carey Olsen (Guernsey) LLP (included as part of Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of the Registration Statement on Form F-1 (SEC File No. 333-256882), filed with the Commission on June 8, 2021 and incorporated herein by reference).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on June 9, 2021.

GENIUS SPORTS LIMITED

By:	/s/ Mark Locke
Name: Mark Locke
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on June 9, 2021 in the capacities indicated:

Name	Title

/s/ Mark Locke Mark Locke	Chief Executive Officer and Director (Principal Executive Officer)

* Nicholas Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)

* David Levy	Chairman

* Albert Costa Centena	Director

* Gabriele Cipparrone	Director

* Niccolo de Masi	Director

* Harry L. You	Director

* Daniel Burns	Director

* Roxana Mirica	Director

/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States

* /s/ Mark Locke Mark Locke Attorney-in-Fact